EXHIBIT B



                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 11-K into Whitman Corporation's previously filed Registration Statement on
Form S-8 (Registration Nos. 33-28238 and 33-22680).




ARTHUR ANDERSEN & CO.

Chicago, Illinois,

June 28, 1994


                       INDEPENDENT AUDITORS' CONSENT



The Board of Directors and Shareholders of
Whitman Corporation:

We consent to incorporation by reference in Registration Statement Nos. 33-28238 and 33-65006 on Form S-8 of Whitman Corporation of our report dated May 28, 1993, relating to the statement of net assets available for benefits of the Retirement Savings Plan for Whitman Corporation as of December 31, 1992, and the related statement of changes in net assets available for benefits for the year ended December 31, 1992, which report appears in the annual report on Form 11-K of the Retirement Savings Plan for Whitman Corporation for the year ended December 31, 1993.


                                   KPMG Peat Marwick



Chicago, Illinois
June 27, 1994